                                             Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
Austin     Milan
Beijing     Munich
Boston     New York
Brussels     Orange County
Chicago     Paris
Dubai     Riyadh
Düsseldorf     San Diego
Frankfurt     San Francisco
Hamburg      Seoul
Hong Kong Silicon Valley
Houston Singapore
London Tel Aviv
Los Angeles Tokyo
Madrid     Washington, D.C.

August 27, 2025
Penguin Solutions, Inc. 1390 McCarthy Boulevard Milpitas, CA 95035

Re: Registration Statement on Form S-3
To the addressee set forth above:
We have acted as special counsel to Penguin Solutions, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling securityholder (the “Selling Securityholder”) named in the Prospectus (as defined below) of up to 6,096,103 shares (the “Shares”) of the Company’s common stock, $0.03 par value per share (the “Common Stock”). The Shares are issuable upon the conversion of the Selling Securityholder’s 200,000 shares of the Company’s convertible preferred stock (the “Issued Convertible Preferred Stock”), par value $0.03 per share, pursuant to their terms (the “Issued Convertible Preferred Shares”). The Shares are included in a registration statement on Form S–3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2025 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

August 27, 2025 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issuance of the Shares has been duly authorized by all necessary corporate action of the Company and, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Securityholder, and have been issued by the Company upon conversion of the Issued Convertible Preferred Shares in the circumstances contemplated by the Company’s Amended and Restated Certificate of Incorporation (including and the Certificate of Designation establishing the terms of the Issued Convertible Preferred Stock), the Shares will be validly issued, fully paid and nonassessable.
In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) upon the conversion of the Issued Convertible Preferred Shares and the issue of any of the Shares, (a) the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation and (b) the number of Shares issued will not exceed the common stock issuance limitation pursuant to the terms of the Certificate of Designation of the Issued Convertible Preferred Stock of the Company, and (iii) the convertible preferred shares initially issued by Penguin Solutions (Cayman), Inc., (f/k/a Penguin Solutions, Inc.), a Cayman Islands exempted company (“Penguin Solutions Cayman”), which were exchanged, on a one-for-one basis, for the Issued Convertible Preferred Shares in connection with the change of domicile of the ultimate parent company of the Penguin Solutions group of companies from Cayman Islands to the State of Delaware in United States via a court-sanctioned scheme of arrangement under Cayman Islands law, were duly authorized, validly issued and fully paid and constituted valid and legally binding obligations of Penguin Solutions Cayman.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,

/s/ Latham & Watkins LLP